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[LOGO OF ST. PAUL BANCORP, INC.]
                                                                    EXHIBIT 99.1


                     [LETTERHEAD OF ST. PAUL BANCORP, INC.]


                                                  NEWS
                                                  FOR IMMEDIATE RELEASE
                                                  April 9, 1999

                                                  Contact:  Robert E. Williams
                                                            (773) 804-2284


                 ST. PAUL BANCORP ANNUAL MEETING SET FOR MAY 26

     CHICAGO, April 9, 1999 - St. Paul Bancorp, Inc. (NASDAQ: SPBC), today announced that its annual meeting of stockholders will be held at 10 a.m., Wednesday, May 26, 1999 at the Drury Lane Oakbrook, 100 Drury Lane, Oakbrook Terrace, IL. The record date for shareholders entitled to vote at the meeting is April 6, 1999.

     In accordance with the company's by-laws, stockholders who wish to present business at the annual meeting or to nominate directors are required to give notice to the company and provide information as specified in the by-laws no later than April 26, 1999.

     St. Paul Bancorp is a $6 billion financial institution headquartered in Chicago. St. Paul Federal operates 65 branches throughout metropolitan Chicago and a network of over 550 automated teller machines. The Company also provides discount brokerage, insurance, annuity, trust services, real estate development and residential mortgage brokerage services through other subsidiaries. St. Paul stock is listed on the Nasdaq Stock Market under the symbol SPBC.

     To receive this news release and other information on St. Paul Bancorp via fax or mail, use your touch-tone phone to call the Company's News Hotline at
(773) 889-SPBC (7722). Additional information is available on the internet at www.stpaulbank.com.

     Stockholders may dial (800) 730-4001 toll-free to inquire about stockholder records, stock transfers, ownership changes, address changes, dividend payments or the dividend reinvestment plan. Written inquiries can be directed to BankBoston, P.O. Box 8040, Boston, MA 02266-8040.


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